     Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 19, 2001 (except for Note 2 ), which appears on page F6 of the Annual Report to Shareholders of i2corp.com for the year ended March 31, 2001.

     /S/Piercy, Bowler, Taylor &Kern

Las Vegas, Nevada
June 3, 2002